EXHIBIT 16.1

June 13, 2011

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: H & H Imports

File 000-53539

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of H & H Imports., and agree with the statements concerning our Firm contained therein.

Very truly yours,

        Jewett, Schwartz, Wolfe & Assoc CPA’s

/s/ Jewett, Schwartz, Wolfe & Associates

Hollywood, Florida

June 13, 2011